UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 30, 2004

(Date of Earliest Event Reported)

Dakota Growers Pasta Company, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	000-50111	45-0423511
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Pasta Avenue
Carrington, North Dakota 58421

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (701) 652-2855

Item 5.  Other Events.

On July 30, 2004, Dakota Growers Pasta Company, Inc. (the “Company”) completed the sale of nine hundred nine thousand ninety one (909,091) shares of its Common Stock, par value $.01, to MVC Capital, Inc. (“MVC Capital”).  MVC Capital is a Business Development Company traded on the New York Stock Exchange that seeks to provide long-term debt and equity investment capital to fund growth, acquisitions and recapitalizations of companies in a variety of industries.  MVC Capital purchased the shares for an aggregate purchase price of $5,000,000, representing a per share purchase price of $5.50.  The Company intends to use the proceeds from the sale of the Common Stock to MVC for capital expenditures for new product development and for general working capital purposes.

Following the transaction, the Company has a total of 13,169,382 shares of Common Stock issued and outstanding, with MVC Capital owning approximately 6.9% of those voting shares of Common Stock.  As part of the arrangement, the Company also expanded its Board of Directors from nine members to ten members and appointed Mr. Michael Tokarz, the Chairman of MVC Capital, to serve on the Company’s Board of Directors.  Mr. Tokarz’ term as a member of the Board of Directors will continue until the Company’s next annual meeting, at which Mr. Tokarz will stand for re-election to the Board of Directors.   Subject to certain existing rights and arrangements, the Company granted MVC Capital a first right to fund, upon terms and conditions established by the Company, all or any portion of any equity funding or subordinated debt that the Company proposes to issue.  While MVC Capital has no obligation to provide such equity funding or subordinated debt, it does retain the first right to provide such equity funding or subordinated debt so long as it remains the owner of one half or more of the shares of Common Stock it purchased in the recently completed transaction.

As part of the transaction, the Company also agreed to take certain steps to register the shares of Common Stock purchased by MVC Capital with the Securities and Exchange Commission, to permit future resale by MVC Capital if and when determined by MVC Capital.  Finally, the Company and MVC Financial Services, Inc., an affiliate of MVC Capital, entered into a consulting agreement pursuant to which MVC Financial Services, Inc. will provide certain business consulting services to the Company for annual compensation of $75,000 per year and the reimbursement of expenses.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements based on assumptions by the management of Dakota Growers Pasta Company, Inc. as of the date of this report, including assumptions about risks and uncertainties faced by Dakota Growers Pasta Company, Inc.  The words “believe,” “expect,” “anticipate,” “intend,” “will” and similar verbs or expressions are intended to identify such forward-looking statements.  If management’s assumptions prove incorrect or should unanticipated circumstances arise, Dakota Growers Pasta Company, Inc.’s actual results could differ materially from those anticipated. Such differences could be caused by a number of factors or combination of factors, including factors which are beyond the control of the Company.   Readers are strongly urged to consider such factors when evaluating any forward-looking statement and not to put undue reliance on any forward-looking statements.

Item 7.  Financial Statements and Exhibits.

(a)	Financial Statements: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits:	99.1	Press Release

		99.2	Stock Purchase Agreement between Dakota Growers Pasta Company, Inc. and MVC Capital, Inc. dated July 30, 2004

		99.3	Registration Rights Agreement between Dakota Growers Pasta Company, Inc. and MVC Capital, Inc. dated July 30, 2004

		99.4	Consulting Agreement between Dakota Growers Pasta Company, Inc. and MVC Financial Services, Inc. dated July 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY, INC.

	By	/s/ Timothy J. Dodd
Timothy J. Dodd, President and Chief
Executive Officer

August 6, 2004